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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 16, 2001


                             MCN ENERGY GROUP INC.
             (Exact name of registrant as specified in its charter)


     MICHIGAN                       1-10070                38-2820658
     (State of Incorporation)       (Commission File       (I.R.S. Employer
                                    Number)                Identification No.)


     500 GRISWOLD STREET, DETROIT, MICHIGAN                    48226
     (Address of principal executive offices)                (Zip Code)


              Registrant's telephone number, including area code:
                                 (313) 256-5500
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ITEM 5. OTHER EVENTS
On February 16, 2001 MCN Energy Group Inc. issued the following press release:



 DTE Energy Files Revised Documentation Seeking SEC Approval of Merger with MCN

Detroit, Feb. 16, 2001 - DTE Energy Co. (NYSE: DTE) today filed a revised U-1 Form with the Securities and Exchange Commission (SEC) seeking review of its proposed merger with MCN Energy Group Inc. (NYSE: MCN) under the Public Utility Holding Company Act. DTE Energy has requested an expedited review of the merger proposal to facilitate the consummation of the merger.

     DTE Energy is a diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its principal operating subsidiary is Detroit Edison. DTE Energy's non-regulated subsidiaries sell methane gas from landfills, coal, metallurgical coke and other energy-related products and services. Visit the Investors section of DTE Energy's web site (www.dteenergy.com) for more detailed financial statements and analysis.

     MCN Energy Group Inc. is an integrated energy company with approximately $4 billion of assets and $2.5 billion of annual revenues. The company primarily is involved in natural gas production, gathering, processing, transmission, storage, distribution and marketing in the Midwest-to-Northeast corridor. Its largest subsidiary is Michigan Consolidated Gas Company, a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at www.mcnenergy.com.

     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the company's best estimates. Actual results may differ materially.

                                      ####
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        MCN ENERGY GROUP INC.


Date:  February 16, 2001                           By:  /s/ Daniel L. Schiffer
                                                        ------------------------
                                                        Daniel L. Schiffer
                                                        Senior Vice President,
                                                        General Counsel and
                                                        Secretary